EXHIBIT 10.1

ASSIGNMENT AND ASSUMPTION OF REAL ESTATE CONTRACT

THIS ASSIGNMENT AND ASSUMPTION OF REAL ESTATE CONTRACT (this “Assignment”) is made as of March 17, 2020 (the “Effective Date”), by and between (i) LIGHTSTONE ACQUISITIONS VI LLC, a Delaware limited liability company (“Assignor”), and (ii) LVP BH AUTUMN BREEZE LLC, a Delaware limited liability company (“Assignee”).

WITNESSETH:

WHEREAS, Passco Autumn Breeze DST (“Seller”), and Assignor are parties to that certain Real Estate Contract dated as of February 19, 2020 (the “Agreement”), pursuant to which Seller has agreed to sell and Assignor has agreed to purchase the property known as the Autumn Breeze Apartments, and located at 14901 Beauty Berry Lane, Noblesville, Indiana (“the Property”); and

WHEREAS, Assignor desires to assign to Assignee all of its right, title and interest in and to the Agreement, and Assignee desires to accept all of Assignor’s right, title and interest in and to the Agreement and assume Assignor’s obligations under the Agreement, as provided in this Assignment.

NOW THEREFORE, in consideration of the above recitals incorporated herein and the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Assignor and Assignee agree as follows:

1.    Assignment and Assumption of Agreement. Pursuant to 8.1 of the Agreement, Assignor hereby assigns, transfers and conveys to Assignee all of Assignor’s right, title and interest in, and delegates to Assignee all of Assignor’s duties, undertakings, agreements, obligations and covenants under, the Agreement with respect to the Property, and Assignee hereby accepts such assignment, transfer and conveyance of the Agreement with respect to the Property, and hereby assumes and agrees to be bound by and to perform and observe all of the duties, undertakings, agreements, obligations and covenants under the Agreement with respect to the Property that are to be performed by Assignor thereunder in accordance with the terms of the Agreement.

2.    Representations and Warranties. Assignor represents and warrants to Assignee that Assignor has full power, authority and right to execute and deliver this Assignment. Assignee represents and warrants to Assignor that such Assignee has full power, authority and right to execute and deliver this Assignment.

3.    Reliance. This Assignment may be relied upon as conclusive proof that the Agreement has been assigned to Assignee as provided herein.

4.    Further Assurances. Assignor and Assignee each covenant and agree to hereafter execute and acknowledge any and all agreements, contracts, leases, licenses, applications, verifications and such other additional instruments and documents as may be reasonably requested by the other party hereto in furtherance of this Assignment or to carry out the intent hereof.

5.    Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the successors and assigns of Assignor and Assignee.

6.    Governing Law. This Assignment shall, in all respects, be governed, construed, applied, and enforced in accordance with the law of the state in which the Property is located.

7.    Execution in Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Assignment. To facilitate execution of this Assignment, the parties may execute and exchange by telephone facsimile, or by e-mail as a .pdf document or other electronic image, counterparts of the signature pages, provided that executed originals thereof are promptly forwarded to the other party by any of the delivery methods set forth in this Paragraph 7 other than facsimile.

[Signatures appear on following page.]

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IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first above set fmth.

ASSIGNOR:

LIGHTSTONE ACQUISITIONS VI LLC,
a Delaware limited liability company

By:	/s/ Joseph E. Teichman
Name:	Joseph E. Teichman
Title:	Executive Vice President

ASSIGNEE:

LVP BH AUTUMN BREEZE LLC,
a Delaware limited liability company

By:	/s/ Joseph E. Teichman
Name:	Joseph E. Teichman
Title:	Executive Vice President, General
Counsel and Secretary

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